Exhibit 3.1

IRREVOCABLE VOTING PROXY

This voting proxy is dated on                           (the “Effective Date”) by and between the following parties:

Wu Tianhua (巫天华), of [Room 302, Gate 1,  Building 26 Zhanchunyuan Community,  Haidian District,  Beijing, China], PRC Identity Card Number [342623198411250017]; and [                      (Name)], of __________________________________________________________________________________________(Address)], PRC Identity Card Number [                                              ] (the “Entrusting Party”).

Whereas, pursuant to Section 6 and other applicable provisions of the UP Fintech Holding Limited Share Incentive Plan and the Award Agreement entered into between the Entrusting Party and the UP Fintech Holding Limited (the “Company”) thereunder (together as the “ESOP”), the Entrusting Party is willing to irrevocably and unconditionally entrust Wu Tianhua to exercise all of his or her voting rights attached on his or her Restricted Shares (as defined in the ESOP), whether vested or not, awarded to him or her under the ESOP (the “Voting Rights”) on his or her behalf at the shareholders’ meeting of the Company, and Wu Tianhua is willing to accept such proxy on behalf of each entrusting party.

Therefore, the parties hereby agree as follows:

1                     Irrevocable Voting Rights Proxy

1.1                     The Entrusting Party hereby irrevocably entrusts Wu Tianhua to exercise the Voting Rights on his or her behalf at the shareholders’ meeting of the Company and exercise all his or her Voting Rights as shareholder of the Company as have been given to him or her or by law and under the Memorandum and Articles of Association of the Company (including but not limited to the right to make resolutions at the shareholders’ meeting) (the “Irrevocable Proxy”).

1.2                     Wu Tianhua hereby agrees to accept such Irrevocable Proxy as set forth in clause 1.1 of this agreement and shall exercise all Voting Rights thereof pursuant to this agreement.

1.3                     The Irrevocable Proxy granted herein shall be granted with full power of substitution, for and in the name and stead of the undersigned, for the purpose of voting in person at any annual or special meeting of shareholders of the Company, and acting to express consent or dissent upon any matter pertaining to the business of the Company presented to the shareholders for action without a meeting, with respect to shares of equity of the Company which the undersigned currently owns, beneficially or of record, or hereafter receives, including, without limitation, upon conversion, exchange or exercise of any securities which have been or may be issued by the Company. The Irrevocable Proxy granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the dissolution or bankruptcy of the undersigned and shall extend to its successors and assigns.

2                     Exercise of Voting Rights

2.1                     Beginning from the Effective Date of this agreement, the Entrusting Party shall entrust all his or her Voting Rights as a shareholder of the Company to Wu Tianhua. Unless with the prior written consent of Wu Tianhua, the Entrusting Party shall not exercise any of his or her Voting Rights as a shareholder of the Company.

2.2                     Wu Tianhua shall have the right to entrust such Irrevocable Proxy to a third party to exercise each Entrusting Party’s Voting Rights as shareholder of the Company, but Wu Tianhua must give prior notice of such entrustment to each Entrusting Party.

3                     Term, Termination, and Transfer

3.1                     This agreement is effective as of the date signed by the parties and shall expire at the time of dissolution of the Company.

3.2                     Should the Entrusting Party, with Wu Tianhua’s written consent, transfer all of his or her interest in the Company to a third party during the term of this agreement, the Entrusting Party shall be bound no further by any provision of this agreement immediately upon the completion of such transfer unless otherwise provided in the ESOP.

IN WITNESS WHEREOF, this Irrevocable Voting Proxy is executed effective as of the date first above written.

By:
Name: WU Tianhua

Entrusting Party:

By:
Name: